UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2010

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors.

On December 2, 2010, Michael A. Linton and Michael L. Lomax were appointed to the Company’s board of directors. Mr. Linton will serve on the Company’s Compensation and Finance Committees, and Dr. Lomax will serve on the Company’s Audit and Governance Committees.

Mr. Linton is currently the Executive Vice President of Marketing for FMN Technologies, and Dr. Lomax is the President and CEO of the United Negro College Fund.

Messrs. Linton and Lomax will receive the Company’s standard director compensation as described under “Director Compensation” in the Company’s proxy statement for the 2010 annual meeting of shareholders filed with the SEC on March 25, 2010, including a prorated amount of that compensation for the period from the date of their election to January 1, 2011.

A press release announcing Mr. Linton and Dr. Lomax’s appointments, which is included as Exhibit 99.1 to this current report, is also incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release dated December 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: December 3, 2010	By	/S/ GREGORY W. THOM
Gregory W. Thom
Senior Vice President, General Counsel and Secretary